Exhibit 99.1

RARE Hospitality International Reports 4th-Quarter and Full-Year 2004 Earnings;
                      Revenues Increase 19% for Fiscal 2004

    ATLANTA--(BUSINESS WIRE)--Feb. 9, 2005--

  Establishes Earnings Guidance for Fiscal 2005 and Revises Earnings
                    Guidance for First-Quarter 2005

    RARE Hospitality International, Inc. (NASDAQ:RARE) today announced financial results for the fourth quarter and year ended December 26, 2004. Revenues increased 17.0% for the fourth quarter to $212,814,000 from $181,816,000 for the fourth quarter of 2003. Net income for the fourth quarter of 2004 was $10,945,000, or $0.31 earnings per diluted share, including a previously announced non-cash FAS No. 144 charge of $2.7 million ($1.8 million after tax, or $0.05 per diluted share) compared with $11,957,000, or $0.34 per diluted share, for the fourth quarter of 2003. Adjusted earnings per diluted share were $0.36, excluding the FAS No. 144 charge, for the fourth quarter of 2004 compared with $0.34 per diluted share for the fourth quarter of 2003. Please see page 5 for a reconciliation of actual and adjusted net earnings and earnings per diluted share.
    Revenues rose 19.3% to $812,563,000 for 2004 from $680,832,000 for
2003. Net income for 2004 was $47,530,000, or $1.34 per diluted share, including the FAS No.144 charge discussed above, up from $42,277,000, or $1.21 per diluted share, for 2003. Adjusted earnings per diluted share for 2004 were $1.39, excluding the FAS No. 144 charge, up 14.9% from $1.21 for fiscal 2003.

    Operating highlights for each of the Company's three growth concepts follow.

    LongHorn Steakhouse - Same-store sales for LongHorn Steakhouse increased 2.8% for the fourth quarter of 2004, the 12th consecutive comparable-quarter increase. In addition, LongHorn Steakhouse produced a 5.0% same-store sales increase for the full year, its 11th consecutive year of positive same-store sales comparisons. As planned, four new LongHorn Steakhouse restaurants opened during the fourth quarter of 2004 for a total of 24 for the fiscal year. The concept's restaurants in operation, including one closing in 2004, increased 12.3% to 210 at the end of fiscal 2004 from 187 at the end of fiscal 2003. These restaurant openings, combined with the impact of increased same-store sales, primarily accounted for the 15.5% growth in the concept's revenues for the fourth quarter of 2004.
    Bugaboo Creek Steak House - RARE opened two Bugaboo Creek Steak House restaurants during the fourth quarter of 2004, totaling three for the full year, resulting in a 12.0% increase in restaurants in operation to 28 at the end of fiscal 2004, from 25 at the end of fiscal 2003. These restaurant openings, combined with a fourth-quarter same-store sales decrease of 1.2%, accounted for the 8.1% increase in revenues for the fourth quarter of 2004. Bugaboo Creek's same-store sales increased 2.2% for fiscal 2004, the sixth consecutive annual increase.
    The Capital Grille - The Capital Grille's revenues increased 30.7% for the fourth quarter of 2004 through the combined impact of a 17.6% expansion in the concept's restaurants in operation to 20 at the end of fiscal 2004, from 17 at the end of fiscal 2003, and a 9.1% increase in same-store sales for the fourth quarter of 2004. The Capital Grille, which grew same-store sales by 11.1% for fiscal 2004, has now produced nine consecutive years of growth in same-store sales. As planned, one Capital Grille opened during the fourth quarter of 2004.

    RARE today established its targeted range of earnings per diluted share for fiscal 2005. This guidance includes RARE's assumptions, among others, regarding: (i) same-store sales increases for fiscal 2005 in a range of 3% to 4% for LongHorn Steakhouse, 1% to 2% for Bugaboo Creek and 4% to 5% for The Capital Grille; (ii) planned restaurant openings for fiscal 2005, including 26 to 27 LongHorn Steakhouse restaurants, three Bugaboo Creek restaurants, and two to three The Capital Grille restaurants; and (iii) a $0.03 to $0.04 net impact on earnings per diluted share resulting from higher new red meat contracts, partially offset by menu price increases. In addition, this guidance includes the impact of the adoption of FAS No.123R, Accounting for Stock-based Compensation, which becomes effective in the second half of fiscal 2005 and totals approximately $0.08 per diluted share for the fiscal year. Based on these factors, among others, RARE's targeted range of earnings per diluted share for fiscal 2005 is $1.47 to $1.51 and its targeted range of adjusted earnings per diluted share for fiscal 2005 is $1.55 to $1.59, excluding the impact of expensing stock-based compensation. Please see page 5 for a reconciliation of RARE's guidance for earnings and adjusted earnings per diluted share for fiscal 2005.
    RARE also revised its previously announced guidance for earnings per diluted share for the first quarter of fiscal 2005 to a range of $0.43 to $0.45 from the previous range of $0.45 to $0.47, primarily due to the impact of severe winter storms in the Northeast and Southeast. This guidance is based on an assumed comparable-quarter same-store sales performance in a range of 1% to 2% for LongHorn Steakhouse, -2% to -1% for Bugaboo Creek and 4% to 5% for The Capital Grille.
    Of course, the statements contained in the immediately preceding paragraphs are forward-looking statements, and the achievement of these targets is dependent not only on RARE's continued execution of its goals, but also on risks and uncertainties listed below that could cause actual results, performance or developments to differ materially from those expressed or implied by these forward-looking statements.
    Philip J. Hickey, Jr., Chairman and Chief Executive Officer of RARE, remarked, "We enter fiscal 2005 confident of our prospects for continued profitable growth, primarily based on the proven strength of our three growth concepts and our focus on creating guest loyalty through memorable dining experiences. In addition, with strong continuing cash flow from operations, and no bank debt, we are well positioned to fund our new restaurant development schedule for fiscal 2005 and beyond."

    RARE Hospitality International will hold a conference call to discuss this release tomorrow, February 10, at 9:00 a.m. Eastern time. Participants will have the opportunity to listen to the conference call over the Internet by going to www.rarehospitality.com and clicking Investor Relations or by going to www.vcall.com. Participants are encouraged to go to the selected web site at least 15 minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available at these sites shortly after the call through the end of business on April 20, 2005.

    Statements contained in this press release concerning future results, performance or expectations are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as assumptions on which such statements are based. All forward-looking statements in this press release are based upon information available to the Company on the date of this press release. Forward-looking statements involve a number of risks and uncertainties, and other factors, that could cause actual results, performance or developments to differ materially from those expressed or implied by those forward-looking statements including the following: failure of facts to conform to necessary management estimates and assumptions regarding financial and operating matters; the Company's ability to identify and secure suitable locations for new restaurants on acceptable terms, open the anticipated number of new restaurants on time and within budget, achieve anticipated rates of same store sales, hire and train additional restaurant personnel and integrate new restaurants into its operations; the continued implementation of the Company's business discipline over a large restaurant base; unexpected increases in cost of sales or employee, pre-opening or other expenses; the economic conditions in the new markets into which the Company expands and possible uncertainties in the customer base in these areas; fluctuations in quarterly operating results; seasonality; unusual weather patterns or events; changes in customer dining patterns; the impact of any negative publicity or public attitudes related to the consumption of beef; unforeseen increases in commodity pricing; disruption of established sources of product supply or distribution; competitive pressures from other national and regional restaurant chains; legislation affecting the restaurant industry; business conditions, such as inflation or a recession, or other negative effect on dining patterns, or some other negative effect on the economy, in general, including (without limitation) war, insurrection and/or terrorist attacks on United States soil; growth in the restaurant industry and the general economy; changes in monetary and fiscal policies, laws and regulations; and other risks identified from time to time in the Company's SEC reports, including the annual report on Form 10-K for 2003 and its current reports on Form 8-K, registration statements, press releases and other communications. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

    RARE Hospitality International, Inc. currently owns, operates and franchises 268 restaurants, including 218 LongHorn Steakhouse restaurants, 28 Bugaboo Creek Steak House restaurants and 20 The
Capital Grille restaurants.



                 RARE HOSPITALITY INTERNATIONAL, INC.
              Unaudited Consolidated Financial Highlights
                 (In thousands, except per share data)

                               Fiscal Quarter        Twelve Months
                             -------------------  --------------------
                               13 Weeks Ended       52 Weeks Ended
                             -------------------  --------------------
                             Dec. 26,  Dec. 28,   Dec. 26,    Dec. 28,
Statement of Operations        2004      2003       2004        2003
 Data:                       --------- ---------  --------   ---------
Revenues:
  Restaurant sales:
     LongHorn Steakhouse     $147,098  $127,311  $578,297     $487,221
     The Capital Grille        40,150    30,716   131,208      102,414
     Bugaboo Creek Steak
      House                    23,709    21,928    95,091       83,325
     Specialty concepts         1,748     1,767     7,564        7,498
                             --------- --------- ---------   ---------
         Total restaurant
          sales               212,705   181,722   812,160      680,458
     Franchise revenues           109        94       403          374
                             --------- --------- ---------   ---------
         Total revenues       212,814   181,816   812,563      680,832
                             --------- --------- ---------   ---------
Costs and expenses:
  Cost of restaurant sales     79,500    65,647   299,448      245,094
  Operating expenses -
   restaurants                 93,293    79,092   354,971      298,978
  Provision for asset
   impairment                   2,700        --     2,700           --
  Depreciation and
   amortization -
   restaurants                  8,095     7,063    30,501       26,508
  Pre-opening expense           1,553     1,543     6,865        5,782
  General and administrative
   expenses                    10,664    10,435    45,244       40,515
                             --------- --------- ---------   ---------
         Total costs and
          expenses            195,805   163,780   739,729      616,877
                             --------- --------- ---------   ---------
     Operating income          17,009    18,036    72,834       63,955
Interest expense, net             546       273     1,328        1,015
Minority interest                  62        46       300          300
                             --------- --------- ---------   ---------
  Earnings before income
   taxes                       16,401    17,717    71,206       62,640
Income tax expense              5,456     5,760    23,676       20,363
                             --------- --------- ---------   ---------
         Net earnings        $ 10,945  $ 11,957  $ 47,530     $ 42,277
                             ========= ========= =========   =========
Basic earnings per common
 share                       $   0.32  $   0.36  $   1.41     $   1.27
                             ========= ========= =========   =========
Diluted earnings per common
 share                       $   0.31  $   0.34  $   1.34     $   1.21
                             ========= ========= =========   =========
Weighted average common
 shares outstanding
  Basic                        33,971    33,658    33,811       33,162
                             ========= ========= =========   =========
  Diluted                      35,661    35,418    35,374       34,843
                             ========= ========= =========   =========

                                                 Dec. 26,     Dec. 28,
Balance Sheet Data:                                2004         2003
                                                 ---------   ---------
Cash and short-term
 investments                                     $ 51,983     $ 44,544
Total assets                                      560,894      467,037
Long-term debt                                         --           --
Obligations under capital
 leases, net of current
 installments                                      37,136       27,462
Minority interest                                   1,309        1,371
Total shareholders' equity                        404,634      352,055


                 RARE HOSPITALITY INTERNATIONAL, INC.
             Unaudited Reconciliation of Net Earnings and
        Earnings Per Diluted Share to Adjusted Net Earnings and
                Adjusted Earnings Per Diluted Share(1)
                 (In thousands, except per share data)

                   Fiscal Quarter      Twelve Months   Guidance Range
                  -----------------  ----------------- ---------------
                   13 Weeks Ended     52 Weeks Ended   52 Weeks Ending
                  -----------------  ----------------- ---------------
                                                        Dec. 25, 2005
                  Dec. 26, Dec. 28,  Dec. 26, Dec. 28, ---------------
                    2004     2003      2004     2003    Lower   Upper
                   -------  -------   -------  ------- ------- -------
Net earnings      $10,945  $11,957   $47,530  $42,277
Plus reconciling
 items (after
 tax):
  Provision for
   asset
   Impairment       1,802        -     1,802        -
                  -------- --------  -------- --------
Adjusted net
 earnings(1)      $12,747  $11,957   $49,332  $42,277
                  ======== ========  ======== ========

Earnings per
 diluted share    $  0.31  $  0.34   $  1.34  $  1.21  $ 1.47  $ 1.51
Plus reconciling
 items (after
 tax):
  Provision for
   asset
   impairment        0.05     0.00      0.05     0.00       -       -
  Stock-based
   compensation
   expense              -        -         -        -    0.08    0.08
                  -------- -------- --------- -------- ------- -------
Adjusted earnings
  per diluted
   share(1)       $  0.36  $  0.34   $  1.39  $  1.21  $ 1.55  $ 1.59
                  ======== ======== ========= ======== ======= =======

(1) Adjusted net earnings and adjusted earnings per diluted share (the "adjusted items") are non-GAAP financial measures. The Company excludes the provision for asset impairment expense from these measures primarily because of its unpredictability and excludes the stock-based compensation expense to improve the comparability of guidance to 2004 results, and because both management and most industry analysts rely on the adjusted items as a primary measure to review and assess the ongoing operating performance of the Company. The Company believes it is useful to investors to provide disclosures of its operating results on the same basis as that used by management and most industry analysts. You should not consider the adjusted items in isolation or as a substitute for net earnings or earnings per diluted share determined in accordance with accounting principles generally accepted in the United States.




    CONTACT: RARE Hospitality International, Inc., Atlanta
             W. Douglas Benn, 770-399-9595